UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 15, 2007
NOVELIS INC.

(Exact name of registrant as specified in its charter)

Canada	001-32312	98-0442987

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road NE, Suite 1500, Atlanta, GA	30326

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 814-4200
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     This current report on Form 8-K/A is being filed by Novelis Inc. (“Novelis”) pursuant to Instruction 2 to Item 5.02 of Form 8-K to amend the Form 8-K filed on May 21, 2007. The original Form 8-K announced that on May 15, 2007 the Board of Directors of Novelis (the “Board”) appointed Martha Brooks President and Chief Operating Officer and Steve Fisher as Chief Financial Officer of Novelis. At the time of the original 8-K, the full compensation arrangements for Ms. Brooks and Mr. Fisher had not yet been determined by the Board.
     On August 6, 2007, the Board approved Ms. Brooks’ and Mr. Fisher’s compensation arrangements.
     Immediately following her appointment as President and Chief Operating Officer, Ms. Brooks received an annual base salary of $675,000, effective May 15, 2007. Following the August 6, 2007 Board approval, Ms. Brooks will have an annual target bonus percentage of 100% of her base salary, retroactive to May 15, 2007.
     Immediately following his appointment as Chief Financial Officer, Mr. Fisher received an annual base salary of $310,000 for the period from May 15, 2007 to July 1, 2007. Following the August 6, 2007 Board approval, Mr. Fisher will receive an annual base salary of $350,000, retroactive to July 1, 2007 and an annual target bonus percentage of 75% of his base salary, retroactive to May 15, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: August 15, 2007	By:	/s/ Leslie J. Parrette, Jr.
Leslie J. Parrette, Jr.
Secretary

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